UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 20, 2006

EXCELLIGENCE LEARNING CORPORATION

(Exact Name of registrant as specified in its charter)

Delaware	0-32613	77-0559897
(State of other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Lower Ragsdale Drive, Monterey, California 93940

(Address of principal executive offices) (Zip Code)

(831) 333-2000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On September 20, 2006, the Registrant entered into a Second Lease Amendment (the “Amendment”) with 540 Westport Associates, L.L.C. and Martin Land & Investment, Inc., as tenants in common., unrelated third parties (the “Landlord”), pursuant to which the Registrant agreed to expand its existing lease for an aggregate of 264,130 square feet of warehouse and office space located at 5101-5207 Speaker Road, Kansas City, Kansas by 117,870 square feet, bringing the aggregate square footage leased to 382,000 (the leased area as so expanded, the “Property”), effective October 1, 2006. The Amendment provides that the Registrant will lease the Property through December 31, 2013.

In addition to its proportionate share of Landlord’s maintenance expenses, under the Amendment, the Registrant need not pay Landlord any monthly rent in 2006, and must pay Landlord a monthly base rent of $88,298 in 2007, $90,499 in 2008 and 2009, $93,200 in 2010 and 2011, $95,500 in 2012 and $97,092 in 2013. The Registrant retains its option to extend the lease term for an additional period of five years, commencing on January 1, 2014 and ending on December 31, 2018. A copy of the Amendment is attached to this current report as Exhibit 10.1 and is incorporated by reference to this report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

10.1	Second Lease Amendment, dated September 20, 2006, by and between Excelligence Learning Corporation and 540 Westport Associates, L.L.C. and Martin Land & Investment, Inc., as tenants in common.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXCELLIGENCE LEARNING CORPORATION

Date: September 22, 2006	By:	/s/ Ronald Elliott
		Name:	Ronald Elliott
		Title:	Chief Executive Officer